SEVENTH SUPPLEMENTAL INDENTURE OF TRUST

                (Modifying Terms of Third Supplemental Indenture
                Establishing First Mortgage Bonds, CoBank Series)


         THIS SEVENTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of June 1, 1997, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the "Original Indenture"), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:


      Recording District                     Recording Number, Book and Page
          Anchorage                           91-040327 (Book 2195, Page 178)
          Kenai                               91-7151  (Book 389, Page 637)
          Palmer                              91-011276 (Book 663, Page 167)
          Seward                              91-1051  (Book 62,251)
          Valdez                              91-0738 (Book 114, Page 233)

         The Original Indenture was amended by those, First, Second, Third, Fourth, Fifth and Sixth Supplemental Indentures, dated as of March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, and April 3, 1996,
respectively, and recorded as follows:

SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 1

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



 RECORDING   SUPPLEMENTAL     RECORDING NUMBER, BOOK AND             RECORDING DATE
 DISTRICT     INDENTURE                 PAGE
 Anchorage      First         93-014587 (Book 2394, Page 638)        March 30, 1993
                Second        94-036094 (Book 2656, Page 313)        May 23, 1994
                Third         94-046579 (Book 2678, Page 629)        July 11, 1994
                Fourth        95-015010 (Book 2772, Page 604)        March 31, 1995
                Fifth         96-006182 (Book 2886, Page 853)        February 12, 1996
                Sixth         96-028052 (Book 2936, Page 602)        June 10, 1996
   Kenai        First         94-3630 (Book 441, Page 841)           April 27, 1994
                Second        94-4844 (Book 444, Page 348)           May 31, 1994
                Third         94-6354 (Book 447, Page 238)           July 11, 1994
                Fourth        95-0383 (Book 461, Page 299)           April 10, 1995
                Fifth         96-1826 (Book 480, Page 485)           March 12, 1996
                Sixth         96-4713 (Book 486, Page 796)           June 18, 1996
  Palmer        First         94-6629 (Book 763, Page 279)           April 26, 1994
                Second        94-008794 (Book 768, Page 219)         May 27, 1994
                Third         94-011249 (Book 773, Page 460)         July 11, 1994
                Fourth        95-003739 (Book 800, Page 693)         April 4, 1995
                Fifth         96-003374 (Book 840, Page 390)         March 12, 1996
                Sixth         96-008674 (Book 852, Page 453)         June 18, 1996
  Seward        First         94-562 (Book 72, Page 239)             April 29, 1994
                Second        94-0832 (Book 72, Page 786)            June 2, 1994
                Third         94-1091 (Book 73, Page 283)            July 12, 1994
                Fourth        95-0392 (Book 76, Page 575)            April 4, 1995
                Fifth         96-0301 (Book 80, Page 589)            February 29, 1996
                Sixth         96-0853 (Book 81, Page 859)            June 19, 1996
  Valdez        First         94-0604 (Book 122, Page 677)           April 27, 1994
                Second        94-0767 (Book 122, Page 967)           May 31, 1994
                Third         94-0971 (Book 123, Page 269)           July 11, 1994
                Fourth        95-0383 (Book 126, Page 214)           April 10, 1995
                Fifth         96-0158 (Book 128, Page 435)           February 28, 1996
                Sixth         96-0550 (Book 129, Page 361)           June 19, 1996



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INDENTURE OF TRUST - Page 2

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         The Original Indenture, as amended by the First, Second, Third, Fourth,
Fifth  and  Sixth  Supplemental  Indentures,   is  referred  to  herein  as  the
"Indenture." All capitalized terms used and not otherwise defined in this Seventh Supplemental Indenture shall have the meanings assigned to those terms in the Indenture, except where the context clearly indicates otherwise.

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to Security Pacific Bank Washington, N.A., as Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         The purpose of the First, Second, Fourth, Fifth and Sixth Supplemental Indenture was to confirm the Company's intention that certain real property (described in the respective Supplemental Indentures) acquired by the Company after the date of the Original Indenture be subjected to the lien of the Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture. The purpose of the Third Supplemental Indenture was to establish a new series of bonds to be designated First Mortgage Bonds, CoBank Series, to be issued to the National Bank for Cooperatives pursuant to the terms of a Credit Agreement between the Company and the National Bank for Cooperatives. The National Bank for Cooperatives was subsequently merged into CoBank, ACB ("CoBank"), which has thereby succeeded to the interests of the National Bank for Cooperatives under such Credit Agreement and all outstanding CoBank Bonds.

         As a result of the acquisition by First Trust National Association, a national banking association, of the trust business of Bank of America NW, N.A. (formerly known as Seattle-First National Bank), First Trust National Association has succeeded to the interest of the Trustee under the Indenture.

         Contemporaneously with execution of this Seventh Supplemental Indenture, the Company and CoBank have amended the terms of the Credit Agreement between them to remove the limitation on the maximum aggregate principal amount that may be advanced by CoBank to the Company thereunder. The purpose of this Seventh Supplemental Indenture is to amend the terms of the Third Supplemental Indenture establishing the First Mortgage Bonds, CoBank Series, to eliminate the maximum aggregate amount of bonds of such series the Company may issue.



SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 3

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Amendments.  The Third Supplemental Indenture of Trust dated June 29, 1994, is hereby amended as follows:

         In Article 1 (General Provisions and Definitions), on page 3, the definition of "Maturity Date" is deleted in its entirety.

         On page 4, the second sentence of Section 2.01 (Terms of the CoBank Bonds) is deleted in its entirety.

         In Section  2.01 (Terms of CoBank  Bonds),  clause (A)  (Variable
                Rate Option) on page 5 is amended in its entirety to read as follows:

                           (A) Variable Rate Option. Except as provided below, the unpaid principal balance of each CoBank Bond shall bear interest at a rate per annum equal to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank may not exceed CoBank's National Variable Rate on that day plus 1/4 of 1% per annum and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this Variable Rate Option and information about the then current rate shall be made available upon telephonic request.

         In Section  2.01  (Terms of CoBank  Bonds),  in clause (B) (Fixed
                Rate Option) on page 5, the phrase "five (5) days" is substituted for the phrase "thirty (30) days".

         In Section 2.02 (Form of CoBank Bonds), on page 7, in the last sentence of the first paragraph of the text of the form of reverse of CoBank Bonds, the phrase "limited in aggregate principal amount to the Maximum Amount (as defined below) at any one time outstanding" is deleted.

         In Section 2.02 (Form of CoBank Bonds) clause (A) (Variable  Rate
                Option) on page 8 is amended in its entirety to read as follows:

                           (A) Variable Rate Option. Except as provided below, the unpaid principal balance of this CoBank Bond shall bear interest at a rate per annum equal to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank may not exceed CoBank's National Variable Rate on that day plus 1/4 of 1% per annum and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this Variable Rate Option and information about the then current rate shall be made available upon telephonic request.

SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 4

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         In Section 2.02 (Form of CoBank Bonds), in clause (B) (Fixed Rate
                Option) on page 8, the phrase "five (5) days" is substituted for the phrase "thirty (30) days".

         In Section  2.02  (Form  of  CoBank  Bonds),   on  page  10,  the
                definition of "Maximum Amount" is deleted in its entirety.

         In Section 2.02 (Form of CoBank Bonds), on page 10, clause (B) of the definition of "Redemption Premium" is amended in its entirety to read as follows:

                           (B) the amount of interest that CoBank would earn if such portion were reinvested for the remaining fixed rate period in U.S. Treasury obligations having a weighted average life approximately equal to the weighted average life of the balance being prepaid.

         All references to the National Bank for Cooperatives shall be deemed to be references to CoBank, ACB, successor by merger to the National Bank for Cooperatives.

Ratification.  Except  as  expressly   amended  by  this  Seventh   Supplemental
         Indenture, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions of the Indenture shall remain in full force and effect, and this Seventh Supplemental Indenture shall be deemed to be a part of the Indenture.

Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Execution Date. Although this Seventh Supplemental Indenture is dated for convenience and for the purpose of reference as of June 1, 1997, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.




SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 5

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                                            CHUGACH ELECTRIC ASSOCIATION, INC.,
                                            an Alaska electric cooperative


                                             By    /s/ Eugene N. Bjornstad
                                                Title: General Manager



                                            FIRST TRUST NATIONAL ASSOCIATION,
                                            a national banking association


                                             By     /s/ Michael A. Jones
                                              Title:   Assistant Vice President



                                            CoBank, ACB,
                                            a _____________________________


                                             By   /s/ John B. McFarlane
                                                Title:   Vice President



SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 6

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STATE OF ALASKA                             )
                                            ) ss.
THIRD JUDICIAL DISTRICT                     )

         The foregoing instrument was acknowledged before me this 11 th day of July, 1997, by Eugene N. Bjornstad, the General Manager of CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.


                                                      /s/ Denise R. Withers
                                                     (Signature of person taking
                                                     the acknowledgment), Notary
                                                     Public  in and for  Alaska.
                                                     My    commission    expires
                                                     4/8/99.
                                                              (seal)



STATE OF WASHINGTON                                  )
                                                     ) ss.
COUNTY OF KING                                       )

         I certify that I know or have satisfactory evidence that Michael A. Jones, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Assistant Vice President of FIRST TRUST NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, for the uses and purposes therein mentioned.

         Given under my hand and official seal this 25th day of August, 1997.


                                               /s/ Linda E. Houston
                                            Print name: Linda E. Houston
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Federal Way, WA
                                          My appointment expires 9/26/98
                                          My commission expires 9/26/98.


(seal)




SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 7

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STATE OF COLORADO                   )
                                    ) ss.
COUNTY OF ARAPAHOE                  )

         I certify that I know or have satisfactory evidence that John B. McFarlane, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of COBANK, ACB, to be the free and voluntary act and deed of said association, for the uses and purposes therein mentioned.

         Given under my hand and official seal this 28th day of July, 1997.


                                                  /s/ Kendra M. Bullock
                                                     Kendra M. Bullock
                                                     NOTARY  PUBLIC  in and  for
                                                     the   State  of   Colorado,
                                                     residing at 5799 S. Orleans
                                                     St,  Aurora,  CO  80015  My
                                                     appointment expires
                                                     5/7/2000.

(seal)


SEVENTH SUPPLEMENTAL
INDENTURE OF TRUST - Page 8

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